SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 1997


                             BONITO INDUSTRIES, INC.
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             (Exact name of Registrant as specified in its charter)

                                     Nevada
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          (State or other jurisdiction of Incorporation or organization


      33-55254-21                                        87-0438453
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(Commission File Number)                  (I.R.S. Employer Identification No.)

 1508 Brookhollow Drive, Suite 354, Santa Ana, California             92705
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 (Address of principal executive offices)                           (Zip Code)

                                 (714) 429-1041
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              (Registrant's telephone number, including area code)

Bonito Industries, Inc., 3098 South Highland Dr. #460, Salt Lake City, UT 84106
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          (Former name or former address, if changed since last report)



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Item 2. Acquisition or Disposition of Assets.

     On August 21, 1997, the Registrant executed a definitive Agreement (the "Acquisition Agreement") with Laboserv s.r.l a corporation organized under the laws of the Republic of San Marino ("Laboserv"), under which the Registrant will acquired 100% of all rights, title and interest, in and to the License and Distribution Agreement between Laboserv and Pace Diagnostics, an Ontario Canada Corporation. Under the terms of the License and Distribution Agreement, Laboserv is appointed as the sole and exclusive distributor for the sale of HIV-Logic Test in all of the countries normally referred to as being in Europe and Russia.

     Pursuant to the Acquisition Agreement the Registrant acquired the rights under said License and Distribution Agreement in exchanged for 3,000,000 shares of the Registrant's common stock.

     The acquisition was been approved by the boards of directors of the Registrant and Laboserv and was completed and closed on August 22, 1997.

Item 7. Financial Statements, Pro Forma Financial Statements And Exhibits

     (b) Pro Forma Financial Information

     The Pro Forma Consolidated Financial Statements taking into account the acquisition of the rights under the above referenced License and Distribution Agreement are not being filed with this Report but shall be filed pursuant to an amendment to this Report within sixty (60) days.

     (c) Exhibits.

     1 Agreement between the Registrant and Laboserv dated August 21, 1997.

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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                    BONITO INDUSTRIES INC.
                                   (Registrant)


Date: August 27, 1997              /S/  Gunter Herbert Bonsch
                                   --------------------------------------
                                   By: Gunter Herbert Bonsch
                                   Its:  President



Date: August 27, 1997              /S/  Dr. Klaus Schulz
                                   -------------------------------------
                                   By: Dr. Klaus Schulz
                                   Its: Secretary and Chief Financial Officer


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